                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                              SEPTEMBER 30, 1997


   COMMISSION FILE NUMBER 1-9319                 COMMISSION FILE  NUMBER 1-9320

   PATRIOT AMERICAN HOSPITALITY,                  PATRIOT AMERICAN HOSPITALITY
              INC.                                       OPERATING COMPANY
------------------------------------            --------------------------------
   (Exact name of registrant                        (Exact name of registrant
  as specified in its charter)                     as specified in its charter)

            DELAWARE                                         DELAWARE
------------------------------------            --------------------------------
  (State or other jurisdiction of               (State or other jurisdiction of
  incorporation or organization)                 incorporation or organization)

           94-0358820                                       94-2878485
------------------------------------            --------------------------------
       (I.R.S. Employer                                 (I.R.S. Employer
     Identification No.)                               Identification No.)

3030 LBJ FREEWAY, SUITE 1500                    3030 LBJ FREEWAY, SUITE 1500
DALLAS, TEXAS                  75234            DALLAS, TEXAS              75234
------------------------------------            --------------------------------
(Address of principal     (Zip Code)            (Address of principal (Zip Code)
executive offices)                              executive offices)

         (972) 888-8000                                   (972) 888-8000
------------------------------------            --------------------------------
  (Registrant's telephone number,                (Registrant's telephone number,
       including area code)                             including area code)

------------------------------------            --------------------------------

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   In September 1997, Patriot American Hospitality, Inc. ("Patriot REIT"), through certain of its subsidiaries, acquired six hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel). In addition, Patriot REIT, through certain of its subsidiaries, has contracted to acquire and expects to close the acquisition of three additional hotels in October 1997. The nine hotels have been (or will be) acquired from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $221.7 million. In addition, Patriot REIT has entered into a non-binding agreement whereby Patriot REIT may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel through a merger of the parent company of the Gencom-related entity that owns such interest with Patriot REIT or by other means. The nine hotels will be leased to and managed by Patriot American Hospitality Operating Company ("Patriot Operating Company") and its subsidiaries. Patriot REIT's shares of common stock are paired and trade as a single unit with Patriot Operating Company's common shares. The purchase of the nine hotels was financed with approximately $42 million of cash drawn on the Patriot REIT revolving credit facility and by issuing 2,534,656 paired shares of Patriot REIT common stock and Patriot Operating Company common stock and 1,648,258 paired units of limited partnership interest ("OP Units") in Patriot American Hospitality Partnership, L.P., a subsidiary of Patriot REIT (the "Patriot REIT Partnership") and Patriot American Hospitality Operating Company Partnership, L.P., a subsidiary of Patriot Operating Company (the "Patriot Operating Company Partnership," and collectively with the Patriot REIT Partnership, the "Patriot Partnerships"). Additionally, Patriot REIT Partnership has entered into a contract, subject to franchisor approval, to acquire the Melbourne Hilton at Rialto Place in Melbourne, Florida for a purchase price of approximately $9 million.

   In addition, Patriot REIT acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to Patriot Operating Company. Prior to such acquisition, the management contracts with GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52.8 million. The acquisition was financed with approximately $644,000 of cash and by issuing an aggregate of 2,388,932 OP Units of the Patriot REIT Partnership (which are paired with the 2,388,932 OP Units of the Patriot Operating Company Partnership issued in the transaction described below).

   In connection with the above-described transactions, Patriot Operating Company purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13.9 million. The acquisition was financed by issuing an aggregate of 2,388,932 OP Units and 476,682 preferred OP Units of Patriot Operating Company Partnership. GAH, directly and through certain of its subsidiaries, owns eight management contracts related to hotels leased by Patriot Operating Company, 16 third-party management contracts, and certain other hospitality management assets. Concurrent with Patriot Operating Company's purchase of its controlling interest in GAH, Patriot Operating Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby Patriot Operating Company will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for a base fee ranging from $350,000 to $400,000 per month plus a percentage of excess cash flows of the hotels.

   Patriot REIT, Patriot Operating Company and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997, providing, subject to regulatory approvals, for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, 3 management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, 2 third-party lease contracts the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. Patriot Operating Company has also agreed to provide CHCI with a $7 million line of credit until such time as the CHCI Merger is completed.

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   By operation of the CHCI Merger, each issued and outstanding share of common stock, par value $0.005 per share, of CHCI ("CHCI Shares") and certain stock option rights will be converted into the right to receive shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share of Patriot Operating Company (the "Series A Preferred Stock") and shares of Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of Patriot Operating Company (the "Series B Preferred Stock"). The formula for determining the exchange ratio of CHCI Shares for Series A Preferred Stock and Series B Preferred Stock is based on issuing an aggregate of approximately 4,380,000 shares of Patriot Operating Company preferred stock (based on an aggregate purchase value of approximately $102.2 million and a market price per paired share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on paired shares of Patriot REIT and Patriot Operating Company common stock after September 30, 1997. Generally, the aggregate number of shares of Patriot Operating Company preferred stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of Series A Preferred Stock and the Series B Preferred Stock.

   Generally, each share of Patriot Operating Company Series A Preferred Stock may be redeemed for one paired share of Patriot REIT common stock and Patriot Operating Company common stock at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of Patriot Operating Company Series B Preferred Stock may be redeemed for one paired share of Patriot REIT common stock and Patriot Operating Company common stock, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a paired share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at Patriot Operating Company's option, paired shares at the Redemption Value plus a premium. The dividend rate on the shares of preferred stock is equivalent to the dividend rate on the paired shares of Patriot REIT common stock and Patriot Operating Company common stock. Dividends on Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the preferred shares are not paid when due, dividends will instead accrue at the rate of 15% per annum on a compounded basis. The preferred shares are redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

   In connection with the acquisition of GAH, preferred OP Units of the Patriot Operating Company Partnership with a value of approximately $5 million have been held back and the CHCI Merger equity consideration is subject to reduction in the amount of approximately approximately $5 million if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

   In addition, on September 30, 2000 and September 30, 2002, Patriot Operating Company may be obligated to pay the CHCI stockholders and a subsidiary of Patriot Operating Company may be obligated to pay a Gencom-related entity additional consideration, in each case based upon the delivery and performance of certain specified assets.

   As part of the above-described acquisitions, Karim Alibhai, the chief executive officer of Gencom, was appointed to the position of president, chief operating officer and director of Patriot Operating Company. Patriot Operating Company has entered into an employment agreement with Mr. Alibhai, pursuant to which Mr. Alibhai serves as president and chief operating officer of Patriot Operating Company for a term of three years at an initial annual base compensation of $350,000, subject to any increases in base compensation approved by the Compensation Committee of the Patriot Operating Company Board of Directors. In addition, under the terms of the employment contract, Mr. Alibhai is eligible to receive cash incentive compensation in an amount to be determined by the Compensation Committee, but not less than $75,000 per year, up to 80% of his annual base compensation, as adjusted. In addition, Mr. Alibhai was granted nonqualified options to purchase 280,000 paired shares of Patriot REIT and Patriot Operating Company common stock at an exercise price of $32.0625 per paired share (the closing market price of Patriot REIT and Patriot Operating Company common stock on the date of grant). The options to purchase common stock vest in equal quarterly installments over a period of three years.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     Management of Patriot REIT and Patriot Operating Company has determined that it is impracticable to file the financial information for GAH-II, L.P. (d/b/a Gencom American Hospitality), the Hospitality Division of CHC International, Inc., the "Acquired Hotels" (which consists of the Omni Inner Harbor Hotel, the Radisson Riverwalk Hotel, the Doubletree Guest Suites in Glenview, Illinois, the Crowne Plaza Toledo, the Radisson Suites Hotel in Kansas City, Missouri, the Melbourne Hilton at Rialto Place in Melbourne, Florida and the Holiday Inn Y.O. Ranch); G.B.H. Joint Venture (d/b/a the Grand Bay Hotel); River House Associates (d/b/a the Sheraton Gateway Hotel); and W-L Tampa, Ltd. (which includes the Sheraton Grand Hotel) as prescribed by Article 3 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event later than December 15, 1997.


(B)  PRO FORMA FINANCIAL INFORMATION

     Management of Patriot REIT and Patriot Operating Company has determined that it is impracticable to file separate and combined pro forma financial statements for Patriot REIT and Patriot Operating Company and for Patriot REIT's Combined Lessees, as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event later than December 15, 1997.


(C)  EXHIBITS

     Exhibit
     Number               Description
     ------               -----------

     None.

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

                                   SIGNATURE


   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED:  October 14, 1997

                      PATRIOT AMERICAN HOSPITALITY, INC.



                      By:  /s/ Rex E. Stewart
                           ----------------------------------------------------
                           Rex E. Stewart
                           Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)



                      PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY



                      By:  /s/ Rex E. Stewart
                           ----------------------------------------------------
                           Rex E. Stewart
                           Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

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